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                                                                     EXHIBIT 4.2

                                  EXHIBIT "A"
                           [FORM OF FACE OF SECURITY]
                         AUSTIN FUNDING.COM CORPORATION


             8% SECURED SUBORDINATED DEBENTURE DUE DECEMBER 31, 2015


FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS SECURITY BEARS INFORMATION INCLUDING THE PRINCIPAL AMOUNT, THE ISSUE DATE AND THE INTEREST RATE. ADDITIONAL INFORMATION WILL BE MADE AVAILABLE TO HOLDERS UPON REQUEST TO GLENN A. LAPOINTE OF THE COMPANY AT (512) 480-8000.


No. _______________________
Issue Date:  __________, _____             Principal Amount:  $_______________
Interest Rate:  8% per annum               CUSIP:  _________________________
                                           Stated Maturity:  December 31, 2015




         Austin Funding.com Corporation, a Nevada corporation, promises to pay to _________________ or registered assigns, on December 31, 2015, the Principal Amount of _____________________________ Dollars
($
  _____________________ ].


         Interest on the Principal Amount hereof will be paid as specified on the other side of this Security.

         Additional provisions of this Security are set forth on the other side of this Security.

         IN WITNESS WHEREOF, Austin Funding.com Corporation has caused this instrument to be duly executed.


                                        AUSTIN FUNDING.COM CORPORATION,
                                        a Nevada corporation


                                        By:
                                           ----------------------------------
                                            Glenn A. LaPointe, President

                                            Dated:
                                                  ---------------------------


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                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         Norwest Bank Minnesota, National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.



                                        By:
                                           ----------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------




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                       [FORM OF REVERSE SIDE OF SECURITY]

                         AUSTIN FUNDING.COM CORPORATION



1.       INTEREST

         This Security shall bear interest at the rate of eight percent (8%) per annum, payable monthly commencing on _________, ____.


         The principal hereof is secured by one or more non-callable United States government zero coupon securities in the principal amount of $____________ maturing on _____________.


2.       METHOD OF PAYMENT

         Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Securities to the Persons who are registered Holders of Securities (i) interest only, commencing on ___________ and continuing thereafter on the 1st day of each month until the Stated Maturity date; and (ii) all then remaining unpaid principal, on the (1) Redemption Date,
(2) the Stated Maturity date, as the case may be. Holders must surrender Securities to the Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.       PAYING AGENT AND REGISTRAR

         Initially, Norwest Bank Minnesota (the ATrustee@), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.

4.       INDENTURE


         The Company issued the Securities under an Indenture (the AINDENTURE@), dated as of December _______, 1999, between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

         The Securities are secured subordinated obligations of the Company limited to $__________ aggregate Principal Amount (subject to Sections 2.02 and
2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured, including Senior Indebtedness of the Company.


5.       REDEMPTION AT THE OPTION OF THE COMPANY

         No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company.

         Notice of redemption at the option of the Company will be mailed at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Principal Amount and all accrued, unpaid interest thereon (the "Redemption Price") of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent in accordance with the provisions of the Indenture, on and after the Redemption Date interest ceases to accrue on such Securities or portions


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thereof. Securities in denominations of $5,000 or larger of Principal Amount may be redeemed in part but only in multiples of $1,000 of Principal Amount.



6.       SUBORDINATION

         The Securities are subordinated to all existing and future Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. The Indenture does not limit the present or future amount of Senior Indebtedness that the Company may have. The Company agrees, and each Holder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

7.       DENOMINATIONS; TRANSFER; EXCHANGE


         The Securities are in registered form, without coupons, in denominations of $5,000 or larger of Principal Amount in integral multiples of $1,000. A Holder may transfer Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Repurchase Notice or has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of notice of Securities to be redeemed.


8.       PERSONS DEEMED OWNERS

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

9.       UNCLAIMED MONEY OR SECURITIES

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed as of June 30, 2016; provided, however, that a Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be mailed to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

10.      AMENDMENT; WAIVER

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, and (ii) certain Defaults and Events of Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to provide for the assumption of the Company's obligations to the Holders of the Securities in case of a merger or consolidation or sale of all or substantially all of the Company's assets; to provide for uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.


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11.      DEFAULTS AND REMEDIES

         Under the Indenture, Events of Default include (i) the Company defaults in the payment of the Principal Amount or on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for repurchase by the Company or otherwise, whether or not such payment shall be prohibited by Article 10 of the Indenture; (ii) the Company fails to comply with any of its agreements or covenants in this Security or the Indenture (other than those referred to in clause (i) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default; and (iii) certain events of bankruptcy or insolvency as set forth in the Indenture. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being declared due and payable immediately upon the occurrence of such Events of Default.

         Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. The Trustee may not dispose of, or disburse the proceeds of, the zero coupon security until its maturity in 2015. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) above) if it determines that withholding notice is in their interests.

12.      TRUSTEE DEALINGS WITH THE COMPANY

         The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13.      NO RECOURSE AGAINST OTHERS

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

14.      AUTHENTICATION

         This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

15.      ABBREVIATIONS

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

16.      GOVERNING LAW

         THE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE INDENTURE AND THIS SECURITY, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

         Austin Funding.com Corporation
         823 Congress Avenue, Suite 515
         Austin, Texas 78701
         Attention:  Mr. Glenn A. LaPointe, President
         Telecopy:  (512) 480-8001


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                              [FORM OF ASSIGNMENT]

         For value received ________________________ hereby sell(s), assign(s) and transfer(s) unto _____________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints _____________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.


Dated:



Signature(s)



Signature(s) must be guaranteed by an eligible Guarantor Institution (a bank, a stock broker, a savings and loan association or a credit union) with membership in an approved signature guarantee program pursuant to Securities and Exchange Commission Rule 17Ad-15) if shares of Common Stock are to be issued, or Securities to be delivered, other than to or in the name of the registered holder.

                                         -----------------------------
                                         Signature Guaranty

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.


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